Exhibit 99.1

Synutra Announces Receipt of Preliminary Non-Binding “Going Private” Proposal

QINGDAO, China and ROCKVILLE, Md., January 15, 2016 — Synutra International, Inc. (Nasdaq: SYUT), ("Synutra" or the "Company"), which owns subsidiaries in China that produce, distribute and sell nutritional products for infants, children and adults, today announced that its board of directors (the “Board”) has received a non-binding proposal letter, dated January 14, 2016, from Mr. Liang Zhang (“Mr. Zhang”), Chairman and chief executive officer of Synutra, and an affiliated entity of his (together with Mr. Zhang, the “Buyer Group”), proposing a “going-private” transaction (the “Transaction”) to acquire all of the outstanding common stock (the “Shares”) of the Company not already owned by the Buyer Group for US$5.91 in cash per Share, subject to certain conditions, which represents a premium of approximately 63% to the closing price of the Company’s Shares on January 13, 2016, and a premium of approximately 30% to the volume-weighted average closing price of the Company’s Shares during the last 20 trading days.

According to the proposal letter, the Buyer Group intends to fund the consideration payable in the Transaction with a combination of equity capital and third party debt, and rollover equity in the Company. A copy of the proposal letter is attached as Annex A to this press release.

The Board intends to form a special committee consisting of independent directors to consider this proposal.

The Board cautions the Company’s shareholders and others considering trading in its securities that the Board just received the non-binding proposal letter from the Buyer Group and no decisions have been made with respect to the Company’s response to the Transaction. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

About Synutra International, Inc.

Synutra International, Inc. (Nasdaq: SYUT) is a leading infant formula company in China. It principally produces, markets and sells its products through its operating subsidiaries under the "Shengyuan" or "Synutra" name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive nationwide sales and distribution network covering all provinces and provincial-level municipalities in mainland China. As of September 30, 2015, this network comprised over 770 independent distributors and over 290 independent sub-distributors who sell Synutra products in approximately 22,800 retail outlets.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra and its industry. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "is/are likely to," "may," "plan," "should," "will," "aim," "potential," "continue," or other similar expressions. The forward-looking statements included in this press release relate to, among others, Synutra's goals and strategies; its future business development, financial condition and results of operations, particularly the progress on the new drying facility project in France; the expected growth of the nutritional products and infant formula markets in China; market acceptance of Synutra's products; the safety and quality of Synutra's products; Synutra's expectations regarding demand for its products; Synutra's ability to stay abreast of market trends and technological advances; competition in the infant formula industry in China; PRC governmental policies and regulations relating to the nutritional products and infant formula industries and our ability to meet governmental requirements, and general economic and business conditions in China. These forward-looking statements involve various risks and uncertainties. Although Synutra believes that the expectations expressed in these forward-looking statements are reasonable, these expectations may turn out to be incorrect. Synutra's actual results could be materially different from the expectations. Important risks and factors that could cause actual results to be materially different from expectations are generally set forth in Synutra's filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release. Synutra undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:

Synutra International, Inc.

Investor Relations Department

ir@synutra.com or 646-328-2552

Annex A

January 14, 2016

The Board of Directors

Synutra International, Inc.

2275 Research Blvd., Suite 500

Rockville, Maryland 20850

United States

Dear Members of the Board of Directors,

Mr. Liang Zhang (“Mr. Zhang”), chairman of the board of directors of Synutra International, Inc. (the “Company”), and Beams Power Investment Limited (together with Mr. Zhang, the “Buyer Parties”), an investment vehicle wholly owned by Mr. Zhang’s wife, Ms. Xiuqing Meng, are pleased to submit this preliminary non-binding proposal to acquire all of the outstanding shares of common stock (the “Shares”) of the Company that are not already beneficially owned by the Buyer Parties in a going private transaction (the “Transaction”).

We believe that our proposal of US$5.91 per Share in cash provides a very attractive opportunity to the stockholders of the Company. This price represents a premium of approximately 63% to the closing price of the Company’s Shares on January 13, 2016 and a premium of approximately 30% to the volume-weighted average closing price of the Company’s Shares during the last 20 trading days.

The terms and conditions upon which we are prepared to pursue the Transaction are set forth below. We are confident in our ability to consummate the Transaction as outlined in this letter.

1.	Transaction and Purchase Price

We propose to acquire all of the outstanding Shares of the Company not beneficially owned by us at a purchase price equal to US$5.91 per Share in cash through a merger of an acquisition vehicle newly formed by the Buyer Parties with and into the Company.

2.	Financing

We intend to finance the Transaction with a combination of equity capital and third party debt. Equity financing will be provided by the Buyer Parties, and any additional equity investor who may be admitted as a Buyer Party, in the form of cash and rollover equity in the Company. Debt Financing is expected to be provided by loans from third party financial institutions. We are confident that we can timely secure adequate financing to consummate the Transaction.

3.	Due Diligence

We believe that we will be in a position to complete customary business, legal and financial due diligence for the Transaction in a timely manner and in parallel with discussions on definitive agreements.

4.	Definitive Agreements

We have engaged Davis Polk & Wardwell LLP as our U.S. legal counsel. We are prepared to negotiate and finalize definitive agreements for the Transaction promptly. These documents will include provisions typical for transactions of this type.

5.	Confidentiality

The Buyer Parties will, as required by law, promptly file an amendment to Schedule 13D with the Securities and Exchange Commission to disclose this letter. We are sure you will agree that it is in all of our interests to ensure that we otherwise proceed in a strictly confidential manner, unless otherwise required by law, until we have executed definitive agreements or terminated our discussions.

6.	Process

We believe that the Transaction will provide value to the Company’s stockholders. We recognize of course that the board of directors of the Company will evaluate the proposed Transaction independently before it can make its determination whether to endorse it. In considering the Transaction, you should be aware that we are interested only in acquiring the outstanding Shares that the Buyer Parties do not already own, and that the Buyer Parties do not intend to sell their stake in the Company to a third party.

7.	No Binding Commitment

This proposal is not a binding offer, agreement or agreement to make a binding offer or agreement at any point in the future. This letter is a preliminary indication of interest by the Buyer Parties and does not contain all matters upon which agreement must be reached in order to consummate the Transaction, nor does it create any binding rights or obligations in favor of any person. The parties will be bound only upon the execution of mutually agreeable definitive documentation.

* * * * * *

In closing, we would like to express our commitment to working together to bring this Transaction to a successful and timely conclusion. Should you have any questions regarding this proposal, please do not hesitate to contact us. We look forward to hearing from you.

Yours sincerely,

Liang Zhang

/s/ Liang Zhang

Beams Power Investment Limited

By:	/s/ Xiuqing Meng
Name: Xiuqing Meng
Title: Director